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                                                                       Exhibit n


                        Consent of Independent Auditors

     We consent to the incorporation by reference of our report dated September 5, 2002 in the Registration Statement (Form N-2) of the Nuveen Quality Preferred Income Fund 2 filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933 and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21137).


                                        /s/ Ernst & Young LLP




Chicago, Illinois
September 24, 2002